UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2012

RigNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35003	76-0677208
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1880 S. Dairy Ashford, Suite 300 Houston, Texas		77077-4760
(Address of principal executive offices)		(zip code)

(281) 674-0100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Acquisition of Nessco Group Holdings Ltd.

RigNet, Inc. and the shareholders of Nessco Group Holdings Ltd. have entered into a Share Purchase Agreement dated as of July 5, 2012, pursuant to which RigNet has acquired all of the outstanding shares of Nessco for cash. The all-cash purchase price is £29.5 million ($46.4 million) for the business and working capital, including the purchase of Nessco’s 30,000 sq. ft. headquarters facility in Aberdeen, with RigNet paying up to an additional £1.6 million ($2.5 million) through November, 2012 upon satisfaction of certain post-closing events. Assuming such post-closing events are met, the total purchase price would be £31.1 million ($48.9 million), with £26.9 million ($42.3 million) being paid for the business and Nessco’s headquarters facility plus an additional £4.2 million ($6.6 million) being paid for working capital. RigNet’s subsidiary, RigNet Scotland Limited, was the acquiring entity in the transaction.

A copy of the joint press release announcing the transaction is attached hereto as Exhibit 99.1. The foregoing description of the Share Purchase Agreement is not complete and is qualified in its entirety by reference to the Share Purchase Agreement, a copy of which is attached as Exhibit 2.1.

Amendment and Restatement of Credit Facility

In connection with this transaction, RigNet has entered into an amended and restated secured credit facility with Bank of America, N.A., and BBVA Compass. The amended and restated credit facility provides for a $66.4 million term facility and $10.0 million revolving facility as more fully described in the press release attached hereto as Exhibit 99.1.

The foregoing description of the credit facility is not complete and is qualified in its entirety by reference to the credit facility, a copy of which is attached as Exhibit 10.1.

Item 8.01 Other Events.

A conference call for investors will be held at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) on Monday, July 9, 2012 to discuss RigNet’s acquisition of Nessco. Hosting the call will be Mark Slaughter, Chief Executive Officer and President, and Marty Jimmerson, Chief Financial Officer. The call may be accessed live over the telephone by dialing +1 (877) 845-0777, or, for international callers, +1 (760) 298-5090. Interested parties may also listen to a simultaneous webcast of the conference call by logging onto RigNet’s website at www.rig.net in the Investors — Webcasts and Presentations section. A replay of the conference call webcast will also be available on our website for approximately thirty days following the call.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements for Businesses Acquired.

The financial statements required to be filed with respect to the acquired business described in Item 2.01 have not been filed in this initial Current Report on Form 8-K. Instead, financial statements will be filed by amendment within 71 calendar days after the due date for the initial filing of this Current Report on Form 8-K with the Securities and Exchange Commission, as permitted by Item 9.01 (a)(4) of Form 8-K.

(b) Pro Forma Financial Information.

The pro forma financial statements required to be filed with respect to the acquired business described in Item 2.01 have not been filed in this initial Current Report on Form 8-K. Instead, the pro forma financial statements will be filed by amendment within 71 calendar days after the due date for the initial filing of this Current Report on Form 8-K with the Securities and Exchange Commission, as permitted by Item 9.01 (b)(2) of Form 8-K.

(d) Exhibits

2.1	Share Purchase Agreement between RigNet, Inc. and the shareholders of Nessco Group Holdings Ltd. dated July 5, 2012.

10.1	First Amended and Restated Credit Agreement, dated as of July 2, 2012 by and among RigNet, Inc. and Bank of America, N.A., among others.

99.1	Joint Press Release dated July 5, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGNET, INC.

By:	/s/ MARTIN L. JIMMERSON, JR.
Martin L. Jimmerson, Jr.
Chief Financial Officer

Dated: July 5, 2012